SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934.

October 21, 2015

Date of Report

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3700, Denver, Colorado	80203-4537
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-295-3995

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

EXPLANATORY NOTE

Cimarex Energy Co. (the “Company”) is filing this Amendment No. 1 (this “Amendment”) on Form 8-K/A solely to amend its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2015 (the “Original Current Report”) in order to conform certain signatories unintentionally omitted from the senior unsecured credit agreement, dated October 16, 2015, by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, N.A., as syndication agent, Compass Bank, Deutsche Bank Securities Inc. and MUFG Union Bank, N.A., as co-documentation agents, and the other lenders party thereto (the “Credit Agreement”), filed as Exhibit 10.1 to the Original Current Report. This Amendment speaks as of the original filing date of the Original Current Report, does not reflect events that may have occurred subsequent to the original filing date, and does not modify or update in any way disclosures made in the Original Current Report or, with the exception of the signature pages thereto, Exhibit 10.1 included as part of the Original Current Report.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

Exhibit No.	Description

10.1

Credit Agreement, dated as of October 16, 2015, by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, N.A., as syndication agent, Compass Bank, Deutsche Bank Securities Inc. and MUFG Union Bank, N.A., as co-documentation agents, and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: October 21, 2015	By:	/s/ Francis B. Barron
Francis B. Barron,
Senior Vice President—General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement, dated as of October 16, 2015, by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, N.A., as syndication agent, Compass Bank, Deutsche Bank Securities Inc. and MUFG Union Bank, N.A., as co-documentation agents, and the other lenders party thereto.